EXHIBIT 10.5

Warrant No. 112

INAMED CORPORATION

EXECUTIVE OFFICER WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPTION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                This Warrant (the “Warrant”) is made and entered into at Las Vegas, Nevada on the date hereinafter set forth by and between INAMED CORPORATION, a Florida corporation (hereinafter called the “Company”), and RICHARD G. BABBITT (hereinafter called the “Holder”).

WHEREAS:

A.            The Holder has concurrently herewith signed an Employment Agreement for the position of President and Chief Executive Officer of the Company; and

B.            The Company wishes to grant the Holder the Warrant which gives the Holder the right, but not the obligation, to purchase stock in the Company as recognition of the Holder’s valuable services as President and Chief Executive Officer of the Company, and the Holder will, in consideration of the receipt of said Warrant, agree to the terms, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.             WARRANT.  Subject to the conditions set forth herein, the Company hereby grants to the Holder the right, privilege and option to purchase Four Hundred Thousand (400,000) shares on the Company’s Common Stock (the “Warrant Shares”) at a price per share (the “Strike Price”) of Three and 525/1000 Dollars ($3.525) in the manner hereinafter provided, effective as of February 1, 1998 (the “Grant Date”) to be vested as follows:

                (a)           Fifty percent (50%) on the first anniversary of the commencement of the Term of Employment as defined in the Employment Agreement; and

                (b)           Fifty percent (50%) on the second anniversary of the commencement of the Term of Employment as defined in the Employment Agreement;

unless the Warrant has been terminated pursuant to the Section 3 hereof and provided, however, that the Warrant, unless it has expired or been earlier terminated, shall vest as to all Warrant Shares (notwithstanding the price of the common stock) upon a change of control of the Company.  For purposes of this Warrant, a “change of control” shall be deemed to have occurred if:

                                (i)            Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholder of the Corporation in substantially the same proportions as their ownership of stock of the Corporation). is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

                                (ii)           During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                                (iii)          The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, and than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 20% of the combined voting power of the Corporation’s then outstanding securities; or

                                (iv)          the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

In the event of any split, combination, reclassification, or any other extraordinary corporate transaction (including the issuance of other warrants, options, or convertible securities in one or more transactions during the term of this Warrant which would have the effect of increasing the number of shares of Common Stock outstanding after January 30, 1998 by more than 10%), the Strike Price and the number of Warrant Shares shall be appropriately adjusted.

                2.                             METHOD OF EXERCISE.  Warrant Shares purchased under this Warrant shall, at the time of purchase, be paid for in full, either in cash or through a “cashless” exercise, whereby in lieu of paying the exercise price in cash, the Holder may elect to receive a number of shares of Common Stock equal to the number of such shares originally issuable upon exercise less such number of shares as have a then current trading price equal to in the aggregate to the exercise price of the Warrant Shares (based on the average closing bid price of the Common Stock for the five trading day period immediately prior to the date of exercise).  To the extent that the right to purchase Warrant Shares has accrued hereunder, this Warrant may be exercised, from time to time, by written notice to the Company stating the number of Warrant Shares with respect to which this Warrant is being exercised and the time of delivery thereof, which shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon.  If requested by the Company, Holder shall provide the Company with an opinion of counsel satisfactory to the Company that the exercise of the Warrant and the issuance of the Warrant Shares do not require registration under, and that any such exercise and issuance will not be in violation of, the Securities Act of 1933, as amended (“the Act”) or applicable state securities laws or any rule or regulations promulgated thereunder.

                                At the time specified in such notice, the Company shall, without transfers or issue tax to the Holder, deliver to him by certified mail, a certificate or certificates for such Warrant shares, against the payment by the Holder of the Strike Price, in full, for the number of Warrants Shares to be delivered, by certified or bank cashier’s check, or the equivalent thereof acceptable to the Company or through a “cashless” exercise in accordance with the procedures in the proceeding paragraph; provided, however, that the time of such delivery may be postponed by the company for such period as may be required for it, with reasonable diligence, to comply with any requirements of any state or federal agency or any securities exchange.  If the Holder fails to accept delivery of and pay for all or part of the number of Warrant Shares specified in the notice given by the Holder, upon tender and delivery of said shares shall be terminated.

                3.                             TERMINATION OF WARRANT.  Except as herein otherwise stated, this Warrant, to the extent not theretofore exercised, shall expire at 5:00 p.m. Las Vegas, Nevada time on January 31, 2008.

                4.                             REPRESENTATIONS AND WARRANTIES OF THE HOLDER.  The Holder hereby warrants and represents to the Company, as of the date, hereof and as of the date or dates on which any Warrant Shares are purchased hereunder, as follows:

                                                (a)           Holder is an Accredited Investor as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

                                                (b)           Holder is, by reason of Holder’s business of financial experience, capable of evaluating the merits and risks of this investment and of protecting the Holder’s own interests in connection with the Warrant.

                                                (c)           In deciding whether to acquire the Warrant Shares, the Holder has relied, and will rely, exclusively upon consultations with his legal, financial and tax advisors with respect to the nature of the Warrant.

                                                (d)           Holder understands that neither the Department of Corporations of the State of Nevada, one the Securities and Exchange Commission, nor any other governmental agency having jurisdiction over the sale and issuance of the Warrant Shares, will make any finding or determination relating to the appropriateness for investment of the Warrant Shares, and that none of them has or will recommend or endorse the Warrant Shares.

                                                (e)           The Holder represents that the Warrant Shares will be purchased for Holder’s own account for investment and will not be purchased with a view to the sale or distribution thereof, and that the Holder has no intention of disturbing or reselling any portion of the Warrant or the Warrant Shares which Holder is receiving or may purchase.  Holder acknowledges that the Warrant and the Warrant Shares have not been registered under the Act, and must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available.  The Holder also acknowledges that Holder is fully aware of the restrictions on disposing of the Warrant Shares resulting from the provisions of the Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder.  Holder further understands that the Warrant Shares have not been, and will not be, qualified under applicable state securities laws.

                                                (f)            Holder, if requested by the Company’s underwriters from time to time, will execute “lock-up” agreements as requested, relating to the Warrant and the Warrant Shares.

                                                (g)           Holder recognizes that “stop transfer” instructions will be issued against any stock certificates under this Warrant and that a restrictive legend that addresses acquisition for investment, subject to Rule 144, will be placed on the stock certificate for the securities.

                5.             RESTRICTIONS ON ISSUANCE OF SHARES.  The Company shall not be obligated to sell and issue any shares pursuant to this Warrant, unless permission to issue said shares has first been obtained from the Commissioner of Corporations of the State of Nevada, if required, and further, unless the shares with respect to which this Warrant is exercised are, at the time, effectively registered, or exempt from registration, under the Securities Act of 1933, as amended.  The Company may require an opinion of counsel acceptable to the Company to the effect of any exemption.

                6.             TRANSFERABILITY OF WARRANT; RIGHTS PRIOR TO EXERCISE.

During the Holder’s lifetime, the Warrant hereunder shall be exercisable only by the Holder, or any guardian or legal representative of the Holder in accordance with the Employment Agreement.  In the event of (a) any attempt by the Holder to alienate, assign, pledge, hypothecate or otherwise dispose of the Warrant, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Warrant by notice to the Holder and it shall thereupon become null and void.

Holder shall have no rights as a shareholder of shares subject to this Warrant until payment of the Strike Price pursuant to Section 2 and the delivery of such shares herein provided.

                7.             REGISTRATION RIGHTS.  The Holder shall have the same registration rights under Form S-8 or otherwise as may be generally made available from time to time to officers and employees of the Company.

                8.             SERVICE NOT AFFECTED.  The granting of the Warrant or its exercise shall not be constructed as granting to the Holder any right with respect to the continuance of the Employment Period with the Company.  Except as may otherwise be limited by a written agreement between the Company and the Holder, the right of the company to terminate as defined in the Employment Agreement is specifically reserved by the company, as the Company or on behalf of the Company (whichever the case may be), and acknowledged by the Holder.

                9.             BINDING EFFECT.  This Warrant shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                                IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be executed on this           day of                , 1998

“COMPANY”	“HOLDER”

INAMED CORPORATION	RICHARD G. BABBITT

By:
Carol A. Brennan	Signature
Corporate Secretary
Social Security Number

NUMBER OF WARRANTS: Four Hundred Thousand (400,000) EXACTLY

STRIKE PRICE: Three and 525/1000 Dollars ($3.525) PER SHARE